UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2015 (November 19, 2015)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2015, Sanchez Energy Corporation (the “Company”) issued a press release announcing that the borrowing base under its Second Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among the Company, the guarantors party thereto, Royal Bank of Canada, as administrative agent, and the other agents and lenders party thereto (as amended, the “Credit Agreement”) has been decreased from $550 million to $500 million as part of the scheduled semi-annual redetermination by the administrative agent and the lenders. All other terms of the Credit Agreement, including the Company’s aggregate elected commitment amount of $300 million, remain unchanged.  The Company presently has no amounts drawn under the Credit Agreement.

The press release also includes updated information about the Company’s hedging practices, which updates are also reflected in the investor presentation available on the Company’s website at www.sanchezenergycorp.com under the “Investors” and then “Presentations” links.  The information on the website is not incorporated by reference into this Current Report on Form 8-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits

99.1	Press release, dated November 19, 2015, announcing the semi-annual redetermination of the borrowing base under the Credit Agreement and updates to the investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: November 20, 2015	By:	/s/ G. Gleeson Van Riet
G. Gleeson Van Riet
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

99.1	Press release, dated November 19, 2015, announcing the semi-annual redetermination of the borrowing base under the Credit Agreement and updates to the investor presentation.